                                                                      EXHIBIT 21

                  SUBSIDIARIES OF INSITUFORM TECHNOLOGIES, INC.

         The following table sets forth certain information as of December 31, 2000 concerning the Company and its subsidiaries. Unless otherwise indicated, all securities of such subsidiaries are owned by the Company:

                           Name                                        Place of                   % of Voting
                           ----                                     Incorporation                 Securities
                                                                    -------------                 ----------
Affholder, Inc.                                              Missouri                            100
INA Acquisition Corp.                                        Delaware                            100
Insituform France, S.A.                                      France                              99.9(1)
Insituform Holdings (UK) Limited                             United Kingdom                      100(1)
Insituform Japan K.K.                                        Japan                               100(1)
Insituform Linings Plc                                       United Kingdom                      75(2)
Insituform (Netherlands) B.V.                                Netherlands and Delaware            100(1)
Insituform Rioolrenovatietechnieken B.V.                     Netherlands                         100(3)
Insituform Technologies USA, Inc.                            Delaware                            100
Insituform Technologies, Ltd.                                Alberta                             100
Insituform Technologies, Ltd.                                United Kingdom                      100(2)
Tite Liner NRO Corp.                                         Alberta                             100
United Sistema de Tuberias Limitada                          Chile                               100(4)
Video Injection S.A.                                         France                              79.8(1)

         Other subsidiaries of the Company are not named in the table above. Such unnamed subsidiaries considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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(1)      Securities are owned by INA Acquisition Corp.
(2)      Securities are owned by Insituform Holdings (UK) Limited.
(3)      Securities are owned by Insituform (Netherlands) B.V.
(4) Securities are owned 60% by Insituform Technologies, Inc. and 40% by INA Acquisition Corp.